UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 21, 2005
(Date of earliest event reported)

KNAPE & VOGT MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive office)	000-01859 (Commission File Number)	38-0722920 (IRS Employer Identification No.) 49505 (Zip Code)

Registrant's telephone number, including area code: (616) 459-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02 Results of Operations and Financial Conditions

On April 21, 2005, Knape & Vogt Manufacturing Company issued a press release announcing results for the third quarter and nine months ended April 2, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01 Financial Statements and Exhibits

    (c)    Exhibits

            99.1    Press Release dated April 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2005 Date: April 21, 2005	KNAPE & VOGT MANUFACTURING COMPANY
   (Registrant)

/s/ William R. Dutmers
——————————————
William R. Dutmers
Chairman and
Chief Executive Officer

/s/ Leslie J. Cummings
——————————————
Leslie J. Cummings
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1     Press Release Dated April 21, 2005

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Eric Lubbers (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Seventh Consecutive Quarter of Revenue Growth

GRAND RAPIDS, Michigan, April 21, 2005 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced results for the third quarter ended April 2, 2005.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products reported that net sales increased 9.0% percent to $40.2 million for the third quarter of fiscal 2005, compared with net sales of $36.9 million during the same period a year ago. The increase was driven by new products, which included the expanded line of precision drawer slides, height adjustable tables and the various new kitchen and bath storage accessories, including the Virtu™ collection.

“This was our seventh consecutive quarter of revenue growth,” said Bill Dutmers, chairman and CEO. “Our growth directly reflects our efforts to develop and bring innovative products to market. This quarter, we focused our attention on getting these products in front of both our existing customers as well as potential customers.”

“The upcoming quarter brings our two largest trade shows of the year, the Kitchen and Bath Show in Las Vegas and the NeoCon office furniture show in Chicago. These shows provide us with the opportunity to showcase some of our newer product lines along with the ability to introduce extensions of these lines and additional new products and prototypes not yet on the market.”

KV reported net income of $1.7 million, or $0.37 per diluted share, for the current quarter, compared with $1.1 million, or $0.25 per diluted share, during the same period in fiscal 2004. The 2005 results included restructuring charges of approximately $204,000 pre-tax related to the relocation of the Muncie wire operations, partially offset by $594,000 in tax benefits primarily related to the expiration of certain statutory tax periods and prior year research and development credit claims. The net effect of these items was an increase in earnings of $0.10 per diluted share.

“Our operating income has increased progressively each quarter of fiscal 2005, demonstrating the steps taken to improve our efficiency and better offset the significantly higher costs of raw materials, especially steel and resin,” stated Dutmers. “We are also well underway in relocating our wire processing operation to Grand Rapids, as previously announced, and expect to have this complete prior to the end of the fiscal year.”

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Knape & Vogt, page 2 of 2

For the first nine months of fiscal 2005, KV reported an 8.3 percent increase in net sales to $116.1 million, compared with net sales of $107.2 million in the prior year period. New products and product extensions accounted for $23.1 million in sales for the first nine months of fiscal 2005, compared with $18.1 million in the prior year, allowing KV to post solid growth in its Office Products Original Equipment Manufacturer and Distribution and Other markets. KV recorded net income of $1.6 million, or $0.35 per diluted share, compared to $2.3 million, or $0.50 per diluted share, for the first nine months of fiscal 2004. The first nine months of fiscal 2005 included a pre-tax impairment/restructuring charge of $2.3 million or $0.33 per diluted share, which was partially offset by the tax benefit recorded in the third quarter. Excluding these unusual items, KV would have posted improved net income results for the first nine months of fiscal 2005.

“We believe that we have addressed the various challenges in the market and have made the right operating decisions and new product investments to position KV for continued growth,” concluded Dutmers.

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “looking forward,” “expect,” “potential” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future improvements in net sales, margins and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Nine Months Ended		Three Months Ended

	April 2, 2005	March 27, 2004	April 2, 2005	March 27, 2004

Net sales	$116,073,826	$107,215,636	$40,179,451	$36,859,638

Cost of sales	94,572,964	85,055,331	32,442,446	28,912,254

Gross margin	21,500,862	22,160,305	7,737,005	7,947,384

Selling and administrative expenses	16,804,638	17,438,069	5,437,189	5,743,051

Impairment/restructuring expenses	1,982,474	-	204,027	-

Operating income	2,713,750	4,722,236	2,095,789	2,204,333

Interest and other expenses, net	1,091,077	1,216,043	372,732	376,416

Income before income taxes	1,622,673	3,506,193	1,723,057	1,827,917

Income taxes	63,364	1,256,073	31,444	689,576

Net income	$1,559,309	$2,250,120	$1,691,613	$1,138,341

Earnings per common share - basic and diluted:
Weighted average shares outstanding	4,516,964	4,516,208	4,517,105	4,516,349

Net income per share	$0.35	$0.50	$0.37	$0.25

Cash dividend - Common stock	$0 .495	$0 .495	$0 .165	$0 .165

Cash dividend - Class B common stock	$0.45	$0.45	$0.15	$0.15

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets

	April 2, 2005 (Unaudited)	July 3, 2004

Assets

Current Assets:
Cash and equivalents	$6,380,232	$5,278,869
Accounts receivable, net	20,714,954	19,959,442
Inventories	23,320,415	23,955,271
Assets held for sale	1,259,967	-
Prepaid expenses and other	991,803	950,911

Total current assets	52,667,371	50,144,493

Property, plant and equipment, net	22,923,512	28,683,714

Other assets	17,135,156	17,423,119

	$92,726,039	$96,251,326

Liabilities and Equity

Current liabilities	$20,565,975	$22,805,708

Long-term debt and capital leases	24,528,648	24,538,864

Deferred income taxes & other
long-term liabilities	10,481,811	12,082,536

Stockholders' equity	37,149,605	36,824,218

	$92,726,039	$96,251,326

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Nine Months Ended
	April 2, 2005	March 27, 2004

From Operating Activities:
Net income	$1,559,309	$2,250,120
Depreciation and amortization	4,695,858	4,857,429
Change in retirement plan cost	203,409	258,765
Deferred income taxes	(1,066,209)	210,268
Impairment expenses	1,778,447	-
Gain on disposal of fixed assets	(4,205)	(3,758)
Changes in operating assets
& liabilities	(2,219,599)	(4,963,973)
Other, net	13,011	-

Net cash provided by operating activities	4,960,021	2,608,851

From Investing Activities:
Additions to property, plant & equipment	(2,069,050)	(959,030)
Proceeds from sales of property, plant &
equipment	10,250	53,975
Other, net	(28,257)	(24,676)

Net cash used for investing activities	(2,087,057)	(929,731)

From Financing Activities:
Cash dividends paid	(2,141,039)	(2,136,760)
Net change in long-term debt/capital leases	(10,216)	990,473

Net cash used for financing activities	(2,151,255)	(1,146,287)

Effect of Exchange Rates on Cash	379,654	78,519

Net increase in cash and equivalents	$1,101,363	$611,352